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                                                                   EXHIBIT 99.01


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                          OPERATING SEGMENT INFORMATION
             (SALES REVENUE CHANGE, VOLUME EFFECT AND PRICE EFFECT)

                                                                            FOURTH QUARTER, 2000
                                                                --------------------------------------------
                                                                                  CHANGE IN REVENUE DUE TO
                                                                                  --------------------------
                                                                REVENUE            VOLUME             PRICE
                                                                % CHANGE           EFFECT             EFFECT
                                                                --------------------------------------------
Chemicals segment
      Products:
         Coatings, adhesives, specialty polymers
             and inks                                              39%                --                --
         Fine chemicals (1)                                        (9)                --                --
         Performance chemicals and intermediates (1)               (2)                --                --
                                                                  ----------------------------------------
             Total Chemicals segment (1)                           16%                12%                8%
                                                                  ----------------------------------------

Polymers segment
      Products:
         Container plastics                                        24%                --                --
         Fibers                                                    (5)                --                --
         Specialty plastics                                        (7)                --                --
                                                                  ---------------------------------------
             Total Polymers segment                                 4%                (1)%              9%
                                                                  ---------------------------------------

Total Eastman (1)                                                   9%                 5%               9%
                                                                  =======================================


                                                                            TWELVE MONTHS, 2000
                                                                ------------------------------------------
                                                                                  CHANGE IN REVENUE DUE TO
                                                                                  ------------------------
                                                                REVENUE            VOLUME           PRICE
                                                                % CHANGE           EFFECT           EFFECT
                                                                ------------------------------------------
Chemicals segment
      Products:
         Coatings, adhesives, specialty polymers
             and inks                                              41%               --               --
         Fine chemicals (1)                                       (11)               --               --
         Performance chemicals and intermediates (1)               10                --               --
                                                                  --------------------------------------
             Total Chemicals segment (1)                           19%               14%               8%
                                                                  --------------------------------------

Polymers segment
      Products:
         Container plastics                                        26%               --               --
         Fibers                                                    (2)               --               --
         Specialty plastics                                         9                --               --
                                                                  --------------------------------------
             Total Polymers segment                                12%                2%              13%
                                                                  --------------------------------------

Total Eastman (1)                                                  15%                8%              11%
                                                                  ======================================

(1) Prior year amounts include sales and costs related to certain previously announced discontinued products.


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